Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and with Section 1350 of Chapter 63 of Title 18 of the United States Code. A signed original of this written statement required by Section 906 has been provided to Raptor Pharmaceutical Corp. (the "Company") and will be retained by the Company and furnished to the Securities and Exchange Commission (the "SEC") or its staff upon request.

Christopher M. Starr, Ph.D., the Chief Executive Officer and Director of the Company, and Georgia Erbez, the Chief Financial Officer, Secretary and Treasurer of the Company, each certify that:

1.	this Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2013 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Raptor Pharmaceutical Corp.

This certification accompanies the Report to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 12th day of May, 2014.

By: /s/ Christopher M. Starr
Christopher M. Starr, Ph.D.
Chief Executive Officer and Director
(Principal Executive Officer)

By: /s/ Georgia Erbez
Georgia Erbez
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer and Principal Accounting Officer)